Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

THIS SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of October 14, 2026, is entered into by and among Pyrophyte Acquisition Corp. II, a Cayman Islands exempted company (“Pyrophyte”), Pyrophyte Acquisition II LLC, a Delaware limited liability company (the “Sponsor”), and Sakuu Corporation, a Delaware corporation (“Sakuu”).

RECITALS

WHEREAS, as of the date hereof, Sponsor is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote, in the aggregate, 7,135,721 Pyrophyte Class B Ordinary Shares (the “Owned Shares”; the Owned Shares and any additional Pyrophyte Class A Ordinary Shares (or any securities convertible into or exercisable or exchangeable for Pyrophyte Class A Ordinary Shares) in which Sponsor acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a share dividend, share subdivision, recapitalization, consolidation, reclassification, exchange or change of such shares, or upon exercise, conversion or exchange of any securities (including any warrants), the “Covered Shares”). For clarity, Class A Ordinary Shares of Pyrophyte shall become Common Shares of New Pyrophyte (defined below) following the Domestication and any securities into which the Owned Shares are converted or exchanged in connection with the Domestication shall constitute Covered Shares;

WHEREAS, concurrently herewith, Pyrophyte, Sakuu and Pyrophyte Merger Sub, Inc., a Delaware corporation (“Merger Sub”), are entering into a Business Combination Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”; capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement), pursuant to which, among other things, Pyrophyte will deregister and transfer by way of continuation from the Cayman Islands to the State of Delaware and domesticate as a Delaware corporation (the “Domestication”) and Merger Sub will merge with and into Sakuu, with Sakuu surviving as the surviving company and becoming a wholly owned subsidiary of Pyrophyte. Pyrophyte after the consummation of the transactions contemplated by the Business Combination Agreement is referred to herein as “New Pyrophyte”;

WHEREAS, as a condition and inducement to the willingness of Pyrophyte and Sakuu to enter into the Business Combination Agreement, Pyrophyte, Sakuu and the Sponsor are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Pyrophyte, Sakuu and the Sponsor hereby agree as follows:

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 5, Sponsor, in its capacity as a shareholder of Pyrophyte, irrevocably and unconditionally agrees that, at the Special Meeting, which shall be convened for the purpose of obtaining the Required Pyrophyte Shareholder Approval (whether annual or extraordinary and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), Sponsor shall:

(a) if and when the Special Meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote, or cause to be voted, at the Special Meeting (or execute and deliver a written consent, if applicable, causing to be voted) all of the Covered Shares owned as of the record date for such meeting in favor of each of the Transaction Proposals and any other matters necessary or reasonably requested by Pyrophyte for the consummation of the Transactions, including any actions necessary to effectuate the matters contemplated by the Transaction Proposals;

(c) vote, or cause to be voted, at the Special Meeting (or execute and deliver a written consent, if applicable, causing to be voted), all of the Covered Shares owned as of the record date for such meeting against (i) any Pyrophyte Acquisition Proposal and (ii) any other action that would reasonably be expected to (A) impede, interfere with, delay, postpone or adversely affect the Transactions or result in a breach of any covenant, representation or warranty or other obligation or agreement of Pyrophyte under the Business Combination Agreement or result in any of the conditions set forth in Article X of the Business Combination Agreement not being fulfilled, (B) result in a breach of any covenant, representation or warranty or other obligation or agreement of it contained in this Agreement or (C) change in any manner the dividend policy or capitalization of, including the voting rights of, any class of shares of Pyrophyte (other than as contemplated by the Business Combination Agreement);

(d) in any other circumstances upon which a consent or other approval is required under Pyrophyte’s Governing Documents or otherwise sought in furtherance of the Transactions, vote, consent or approve (or cause to be voted, consented or approved) all of Sponsor’s Covered Shares owned at such time in favor thereof;

(e) vote (or execute and return an action by written resolution), or cause to be voted at such meeting, or validly execute and return and cause such written resolution to be granted with respect to, all of such Covered Shares against any change in business, management or Pyrophyte’s board of directors (other than in connection with the Business Combination and the other proposals related to the Business Combination); and

(f) not redeem any Covered Shares owned by it in connection with such Required Pyrophyte Shareholder Approval.

The obligations of Sponsor specified in Section 1 shall apply whether or not the Merger or any action described above is recommended by the board of directors of Pyrophyte or any committee thereof or the board of directors of Pyrophyte or any committee thereof has previously recommended the Merger or such action but changed its recommendation.

2. Sponsor Shares.

(a) Effective as of the date of this Agreement, the Owned Shares (the “Initial Forfeit Shares”) shall be subject to forfeiture in accordance with this Section 2. Sponsor shall continue to hold the Initial Forfeit Shares as record and beneficial owner, and no Initial Forfeit Shares shall be surrendered or transferred to Pyrophyte or reissued by Pyrophyte, except as expressly provided in Section 2(d). Effective upon the Closing, the number of Owned Shares that remain subject to forfeiture (the “Sponsor Forfeit Shares”) shall be equal to the aggregate number of Initial Forfeit Shares that are committed as incentives to investors, as determined by Sponsor in writing, in order to secure (i) the PIPE Financing, (ii) non-redemption agreements or (iii) any other sources of Net Closing Cash. Any Initial Forfeit Shares that are not Sponsor Forfeit Shares shall cease to be subject to forfeiture and this Agreement effective upon the Closing. The Sponsor Forfeit Shares (and any Pyrophyte Class A Ordinary Shares or other securities into which they are converted or exchanged in the Domestication or otherwise) shall be subject to forfeiture on the fifth anniversary of the Closing, subject to Sections 2(b), 2(c) and 2(f) below. Following the Closing, the number of Owned Shares that are Sponsor Forfeit Shares shall be reduced as follows:

(b) If, at any time during the period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date (the “Sponsor Earnout Period”), the Pyrophyte Common Share Price (as defined below) is greater than or equal to $12.50 for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period (such time when the foregoing is first satisfied, the “First Trigger Event”), then the number of Sponsor Forfeit Shares shall be permanently reduced by 50% and those shares shall no longer be subject to this Agreement.

(c) If, at any time during the Sponsor Earnout Period, the Pyrophyte Common Share Price is greater than or equal to $15.00 for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period (such time when the foregoing is first satisfied, the “Second Trigger Event” and together with the First Trigger Event, each a “Trigger Event”), then the number of Sponsor Forfeit Shares shall be permanently reduced to zero and no Sponsor Forfeit Shares shall be subject to this Agreement.

“Pyrophyte Common Share Price” means the closing sale price per share of New Pyrophyte Common Shares as reported as of 4:00 p.m. (New York time) on such date by Bloomberg, or if not available on Bloomberg, as reported by Morningstar. “Trading Day” means any day on which New Pyrophyte Common Shares are actually traded on the applicable Stock Exchange or any other principal securities exchange or securities market on which New Pyrophyte Common Shares are then traded.

(d) Upon the expiration of the Sponsor Earnout Period, after giving effect to any applicable reduction in accordance with Sections 2(b) and 2(c), any remaining Sponsor Forfeit Shares shall be automatically forfeited and deemed transferred to New Pyrophyte for cancellation for no consideration, and no Person (other than New Pyrophyte) shall have any further right with respect thereto.

(e) In the event of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination, consolidation or exchange of shares or any similar event affecting the Pyrophyte Class A Ordinary Shares or the New Pyrophyte Common Shares, the Trigger Events and the number of New Pyrophyte Common Shares subject to this Section 2 shall be equitably adjusted to preserve the same economic effect as contemplated by this Agreement prior to such event.

(f) Notwithstanding anything to the contrary herein, if, on or before the last day of the Sponsor Earnout Period, there is a Change of Control Transaction that will result in the holders of New Pyrophyte Common Shares receiving a per share price equal to or in excess of the applicable price threshold for a Trigger Event, then, immediately prior to the consummation of such Change of Control Transaction, any Trigger Event for which the applicable price threshold is achieved or exceeded in connection with such Change of Control Transaction that has not previously occurred shall be deemed to have occurred, and the applicable Sponsor Forfeit Shares shall cease to be subject to forfeiture or this Agreement. Any Sponsor Forfeit Shares that remain subject to forfeiture after giving effect to the immediately preceding sentence shall be automatically forfeited and deemed transferred to New Pyrophyte for cancellation for no consideration immediately prior to the consummation of such Change of Control Transaction.

(g) The Sponsor Forfeit Shares shall bear a legend prohibiting Transfer until the earliest to occur of (i) a Trigger Event applicable to such Sponsor Forfeit Shares and (ii) a Change of Control Transaction that results in such Sponsor Forfeit Shares ceasing to be subject to forfeiture under this Agreement, whereupon within two Business Days after the occurrence of either (i) or (ii), New Pyrophyte shall cause such legends to be removed with respect to all applicable Sponsor Forfeit Shares such that the applicable New Pyrophyte Common Shares will thereafter be freely tradable.

3. No Inconsistent Agreements. Sponsor hereby covenants and agrees that Sponsor shall not, at any time prior to the Termination Date (as defined below), (a) enter into any voting agreement or voting trust with respect to any of Sponsor’s Covered Shares that is inconsistent with Sponsor’s obligations pursuant to this Agreement, (b) grant a proxy or power of attorney with respect to any of Sponsor’s Covered Shares that is inconsistent with Sponsor’s obligations pursuant to this Agreement, or (c) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

4. Termination. This Agreement shall terminate, and no party shall have any further obligations or liabilities under this Agreement, upon the earliest of (a) the termination of the Business Combination Agreement in accordance with its terms prior to the Closing and (b) the time that this Agreement is terminated upon the mutual written agreement of Sakuu, Pyrophyte and Sponsor (the earliest such date under clauses (a) and (b) being referred to herein as the “Termination Date”); provided that termination of this Agreement shall not relieve any party hereto from any liability for any willful breach of, or actual fraud in connection with, this Agreement prior to such termination. The Letter Agreement dated July 16, 2025, among Pyrophyte, Sponsor and the insiders party thereto will automatically terminate as to the Sponsor as of the Effective Time.

5. Representations and Warranties of Sponsor. Sponsor hereby represents and warrants to Sakuu as of the date hereof as follows:

(a) Sponsor is the legal and beneficial owner of, and has good, valid and marketable title to, the Covered Shares, free and clear of Liens other than as created by this Agreement and Permitted Liens. As of the date hereof, other than the Covered Shares and 5,050,000 private placement warrants held by it, Sponsor does not own beneficially or of record any share capital of Pyrophyte (or any securities, including warrants exercisable, convertible or exchangeable into share capital of Pyrophyte).

(b) Sponsor (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to Sponsor’s Covered Shares, (ii) has not entered into any voting agreement or voting trust or any other agreement or arrangement, including any proxy, consent or power of attorney, with respect to any of Sponsor’s Covered Shares that is inconsistent with Sponsor’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of Sponsor’s Covered Shares that is inconsistent with Sponsor’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

(c) Sponsor (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the applicable Law of the jurisdiction of its organization, and (ii) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Sponsor and constitutes a valid and binding agreement of Sponsor enforceable against Sponsor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar requirements under applicable Law affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, if any, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by Sponsor from, or to be given by Sponsor to, or be made by Sponsor with, any Governmental Authority in connection with the execution, delivery and performance by Sponsor of this Agreement, the consummation of the transactions contemplated hereby or the Merger and the other Transactions contemplated by the Business Combination Agreement.

(e) The execution, delivery and performance of this Agreement by Sponsor do not, and the consummation of the transactions contemplated hereby or the Merger and the other Transactions contemplated by the Business Combination Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the Governing Documents of Sponsor, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of Sponsor pursuant to any Contract binding upon Sponsor or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 5(c), under any requirements of applicable Law to which Sponsor is subject, or (iii) any change in the rights or obligations of any party under any Contract legally binding upon Sponsor, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair Sponsor’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other Transactions contemplated by the Business Combination Agreement.

(f) As of the date of this Agreement, there is no action pending against Sponsor or, to the knowledge of Sponsor, threatened against Sponsor that questions the ownership of Sponsor’s Owned Shares, that would reasonably be expected to question the validity of this Agreement or prevent or materially impair, enjoin or delay the ability of Sponsor to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(g) Sponsor is a sophisticated stockholder and has adequate information concerning the business and financial condition of Sakuu and Pyrophyte to make an informed decision regarding this Agreement and the other transactions contemplated by the Business Combination Agreement and has independently and based on such information as Sponsor has deemed appropriate, made its own analysis and decision to enter into this Agreement. Sponsor acknowledges that Sakuu has not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Sponsor acknowledges that the agreements contained herein with respect to the Covered Shares owned by Sponsor is irrevocable.

(h) Sponsor understands and acknowledges that Sakuu is entering into the Business Combination Agreement in reliance upon Sponsor’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of Sponsor contained herein.

(i) Other than the deferred underwriting commission owed to the underwriters of Pyrophyte’s initial public offering, no investment banker, broker, finder or other intermediary, other than UBS Securities LLC and Arcadia Securities LLC, acting through its Brookline Capital Markets division, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Sakuu is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of Sponsor, on behalf of Sponsor.

6. Certain Covenants of Sponsor. Except in accordance with the terms of this Agreement, Sponsor hereby covenants and agrees as follows:

(a) Except as contemplated by Section 2 or the Business Combination Agreement, Sponsor shall not, directly or indirectly, Transfer (as defined below) any Covered Shares (other than New Pyrophyte Common Shares issued upon exercise of any private placement warrants held by the Sponsor) until the earlier of (i) one (1) year after the Closing, (ii) the date on which the Pyrophyte Common Share Price equals or exceeds $12.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) for any 20 Trading Days within any 30-Trading Day period commencing at least 150 days after the Closing and (iii) the date on which New Pyrophyte completes a liquidation, amalgamation, share exchange or other similar transaction that results in all of New Pyrophyte’s shareholders having the right to exchange their shares for cash, securities or other property. The Sponsor further agrees that it shall not, directly or indirectly, Transfer any private placement warrants (or New Pyrophyte Common Shares issued or issuable upon exercise of such warrants) held by it until 30 days after the Closing. For purposes of this Agreement, “Transfer” shall mean (A) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of requirements under applicable Law or otherwise), either voluntarily or involuntarily, enter into any Contract or option with respect to the Transfer of any security or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any security; (B) publicly announce any intention to effect any transaction specified in clause (A) or (C) take any action that would make any representation or warranty of Sponsor contained herein untrue or incorrect or have the effect of preventing or disabling Sponsor from performing its obligations under this Agreement. Notwithstanding the foregoing, nothing herein shall prohibit a Transfer to (a) Pyrophyte’s officers, directors, advisors or consultants, any affiliate or family member of any of Pyrophyte’s officers, directors, advisors or consultants, any members or partners of the Sponsor or their affiliates, and funds and accounts advised by such members or partners, any affiliates of the Sponsor, or any employees of such affiliates, (b) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement, in connection with an extension of the timeframe for Pyrophyte to consummate an initial business combination or in connection with the consummation of an initial business combination at prices no greater than the price at which the securities were originally purchased, (c) distributions from the Sponsor to its members, partners or stockholders pursuant to the Sponsor’s limited liability company agreement or (d) to a nominee or custodian of a person or entity to whom a transfer would be permissible under clauses (a) through (d) (a “Permitted Transfer”); provided, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Sakuu, to assume all of the obligations of Sponsor with respect to the transferred Covered Shares or private placement warrants, as applicable, under, and be bound by the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 6(a) shall not relieve Sponsor of its obligations under this Agreement. Any Transfer in violation of this Section 6(a) with respect to Sponsor’s Covered Shares or private placement warrants shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in Sponsor provided that no such transfer shall have the purpose or effect of circumventing the restrictions in this Agreement or result in a change of control of the Sponsor without Sakuu’s prior written consent.

(b) Sponsor hereby authorizes New Pyrophyte to maintain a copy of this Agreement at either the executive office or the registered office of New Pyrophyte.

(c) Sponsor shall not commence, join in, facilitate, assist or encourage, and shall take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against any of Sakuu, Pyrophyte or any of their respective successors or assigns, challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Business Combination Agreement.

(d) Sponsor waives, subject to and conditioned upon the occurrence of the Closing, the rights to adjustment to the “Initial Conversion Ratio” under Article 17.3 of the Amended and Restated Memorandum and Articles of Association of Pyrophyte in connection with the Transactions. For clarity, the Pyrophyte Class B Ordinary Shares will convert into Pyrophyte Class A Ordinary Shares on a one-to-one basis in connection with the Transactions.

(e) Sponsor shall pay or otherwise satisfy at or prior to the Closing all Pyrophyte Transaction Expenses in excess of the Pyrophyte Transaction Expense Cap. The Sponsor shall satisfy such obligation without recourse to the Trust Account, Pyrophyte, Sakuu or the Surviving Company, and no amount payable or otherwise satisfiable by the Sponsor pursuant to this Section 6(e) shall reduce Net Closing Cash or the cash otherwise available to Pyrophyte or the Surviving Company immediately following the Effective Time. The obligations of the Sponsor under this Section 6(e) shall survive the Closing until fully performed.

7. Further Assurances. From time to time, at a party’s request and without further consideration, the other parties hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement and the Business Combination Agreement.

8. Disclosure. Sponsor hereby authorizes Pyrophyte and Sakuu to publish and disclose in any announcement or disclosure required by the SEC (or as otherwise required by any applicable securities laws or any other securities authorities), or include in any document or information required to be filed with or furnished to the SEC or the NYSE, Sponsor’s identity and ownership of the Covered Shares and the nature of Sponsor’s obligations under this Agreement and, if deemed appropriate by Pyrophyte or Sakuu a copy of this Agreement. Sponsor will promptly provide any information reasonably requested by Pyrophyte or Sakuu for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business Combination Agreement (including filings with the SEC or the NYSE).

9. Changes in Share Capital. In the event of a share subdivision, share dividend or distribution, or any change in Pyrophyte’s share capital by reason of any subdivision, consolidation, recapitalization, reclassification, exchange of shares or the like, the terms “Owned Shares,” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

10. Amendment and Modification. This Agreement may be amended, modified or supplemented only by an instrument in writing signed by Pyrophyte, Sakuu and the Sponsor. Any party to this Agreement may, at any time prior to the Termination Date, waive any of the terms or conditions of this Agreement, or agree to an amendment or modification to this Agreement in the manner contemplated by this Section 10 or Section 11, as applicable.

11. Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date sent, if sent by email, to the addresses below; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to Sponsor, or Pyrophyte before the Closing, to:

c/o Pyrophyte Acquisition Corp. II
3262 Westheimer Road, Ste. 706
Houston, Texas 77098
Attention: Bernard J. Duroc-Danner; Sten L. Gustafson
Email: Bernard.duroc-danner@pyrophytespac.com; sten.gustafson@pyrophytespac.com with a copy (which shall not constitute notice) to:

Ashurst Perkins Coie US LLP
1155 Avenue of the Americas
New York, New York 10036
Attention: Elliott Smith
Email: elliott.smith@ashurstperkins.com

If to Sakuu, or Pyrophyte after the Closing, to:

Sakuu Corporation
5550 Hellyer Ave
San Jose, CA 95138
Attn: Robert Bagheri
Email: robert.bagheri@sakuu.com

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
901 15th Street NW
Washington, DC 20005
Attn: Michael K. Bradshaw, Jr.
Email: mike.bradshaw@nelsonmullins.com

13. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Sakuu any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of Sponsor. All rights, ownership and economic benefits of and relating to the Covered Shares of Sponsor shall remain vested in and belong to Sponsor, and Sakuu shall have no authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Sponsor or Pyrophyte or exercise any power or authority to direct Sponsor in the voting or disposition of any of Sponsor’s Covered Shares, except as otherwise provided herein.

14. Entire Agreement. This Agreement and the Business Combination Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, with respect to the subject matter contemplated by this Agreement exist between the parties hereto except as expressly set forth or referenced in this Agreement and the Business Combination Agreement. In the event of a conflict between this Agreement and the Business Combination Agreement, the Business Combination Agreement shall control as between Sakuu and Pyrophyte; provided that this Agreement shall control solely with respect to the specific obligations of the Sponsor expressly set forth herein.

15. No Third-Party Beneficiaries. Sponsor hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of Sakuu in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto.

16. Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a) This Agreement and the consummation of the Transactions, and any action, suit, dispute, controversy or claim arising out of this Agreement and the consummation of the Transactions, or the validity, interpretation, breach or termination of this Agreement and the consummation of the Transactions, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof, except to the extent that the laws of the Cayman Islands are mandatorily applicable.

(b) Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, or, if such court declines jurisdiction, then to any federal court located in the state of Delaware or any other Delaware state court in connection with any matter based upon or arising out of this Agreement, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each of the parties hereto may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (i) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (ii) such Action may not be brought or is not maintainable in such court; (iii) such Person’s property is exempt or immune from execution; (iv) such Action is brought in an inconvenient forum; or (v) the venue of such Action is improper. Each of the parties hereto hereby agrees not to commence or prosecute any such Action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each of the parties hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 12. Notwithstanding the foregoing in this Section 16, any party hereto may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY HERETO SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED.

17. Assignment; Successors. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties; provided that, notwithstanding the foregoing, Sponsor may assign this Agreement without the prior written consent of the other parties hereto to an Affiliate or member of Sponsor. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 17 shall be null and void, ab initio.

18. Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of Pyrophyte, Sakuu or Sponsor (or either of them) under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

19. Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties shall be entitled to seek an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including Sponsor’s obligation to vote its Covered Shares as provided in this Agreement, without proof of damages, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at applicable Law or that an award of specific performance is not an appropriate remedy for any reason at applicable Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 19 shall not be required to provide any bond or other security in connection with any such injunction.

20. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

21. Counterparts. This Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any amendment hereto by electronic means, including Docusign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any amendment hereto.

22. Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

23. Capacity as Sponsor. Notwithstanding anything herein to the contrary, Sponsor signs this Agreement solely in Sponsor’s capacity as a shareholder of Pyrophyte, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of Sponsor or any affiliate, employee or designee of Sponsor or any of its affiliates in his or her capacity, if applicable, as an officer or director of Pyrophyte or any other Person. Sponsor shall not be liable or responsible for any breach, default, or violation of any representation, warranty, covenant or agreement hereunder by any other shareholder that is entering into a similar Agreement and Sponsor shall solely be required to perform its obligations hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

PYROPHYTE ACQUISITION CORP. II

By:	/s/ Bernard Duroc-Danner
Name: Bernard Duroc-Danner
Title: Chief Executive Officer and Chairman

PYROPHYTE ACQUISITION II LLC

By:	/s/ Sten Gustafson
Name: Sten Gustafson
Title: Manager

[Signature Page to Sponsor Support Agreement]

SAKUU CORPORATION

By:	/s/ Robert Bagheri
Name: Robert Bagheri
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]